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                                                                       Exhibit 5

                                    BY-LAWS

                                       OF

                                 SOLSTICE, INC.


                                   ARTICLE I

                                    OFFICES

SECTION 1 - PRINCIPAL OFFICE

     The principal office of the Corporation shall be located in the City of Independence, Ohio.

SECTION 2 - OTHER OFFICES OR PLACE OF BUSINESS

     The Corporation also may have offices or places of business at such other places, within or without the State of Ohio and Florida, where the Corporation is qualified to do business, as the Board of Directors may designate or as the business of the Corporation may require.


                                   ARTICLE II

                                  SHAREHOLDERS

SECTION 1 - ANNUAL MEETING

     The annual meeting of the shareholders shall be held any time during the second quarter of the Corporation's fiscal year, for the purpose of electing officers and of considering reports presented to such meeting. Upon due notice there also may be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting also shall be considered as, and shall be, a special meeting. In the event the annual meeting is not held, or if Directors are not elected thereat, a special meeting may be called and held for that purpose.

SECTION 2 - PLACE OF MEETINGS

     Any meeting of the shareholders of the Corporation may be held within or without the State of Ohio or Florida, or at such other place as the Board of Directors may designate and cause to be stated in the notice of such meeting given to shareholders.


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SECTION 3 -- SPECIAL MEETINGS

      Special meetings of the shareholders of the Corporation shall be called by the Chairman or, upon the written request of a majority of the Directors, or by shareholders representing at least twenty-five percent (25%) of the shares issued and entitled to vote. Calls for special meetings shall specify the time, place and object or object thereof, and no business other than that specified in the call therefor shall be considered at any such meetings.


                                  ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1 -- POWERS, NUMBER, AND TERM OF OFFICE

      All the capacity of the Corporation shall be vested in and all its authority, except as otherwise provided by law or by the Articles of Incorporation of the Corporation (the "Articles") relating to any action required to be taken, authorized, or approved by shareholders, shall be exercised by a Board of Directors of three (3) persons; provided that, where all shares of the Corporation are owned of record by one or two shareholders, the number of Directors may be less than three. The Board of Directors shall manage and conduct the business of the Corporation. Directors shall be elected at the annual meeting of the shareholders or, if not so elected, at a special meeting of the shareholders called for that purpose, and shall hold office for one year or until their successors are duly elected and qualified, subject, however, to provisions of law, the Articles, and these By-laws as to removals or the creation of vacancies.

SECTION 2 -- CHANGES IN NUMBER OF DIRECTORS

      The number of Directors may be fixed or changed by resolution adopted by action of the Board of Directors, or by a vote of the shareholders, present in person or by proxy at a meeting called to elect Directors, entitled to exercise two-thirds of the voting power of the shares represented at such meeting and entitled to vote at such election, but no reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

SECTION 3 -- VACANCIES

      The office of a Director shall become vacant if a Director dies or resigns.



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      The Board of Directors may remove any Director and thereby create a vacancy in the Board of Directors in the event a Director is declared of unsound mind by any judicial order.

      Any vacancy in the Board of Directors may be filled for the unexpired term by the remaining Director or Directors, though less than a majority of the whole Board of Directors, by a vote of a majority of their number. Within the meaning of this Section 3, a vacancy or vacancies shall be deemed to exist in case the shareholders shall increase the authorized number of Directors but shall fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional Directors so provided for, or in case the shareholders fail at any time to elect the whole authorized number of Directors.

SECTION 4 -- MEETINGS

      Meetings of the Board of Directors will be held immediately after the annual meeting of the Shareholders, and at such other stated times as may be fixed by the Board of Directors, and such regular meetings may be held without further notice.

      Special meetings of the Board of Directors may be called by the Chairman of the Corporation, or by not less than two-thirds of the Directors. Notice of the time and place of such meetings shall be served upon or telephoned to each Director at least twenty-four hours, or given by mail, telegram, or cablegram to each Director at his address as shown by the books of the Corporation at least forty-eight hours prior to the time of the meeting. Such notice may be waived in writing by any Director, either before or after the meeting. Attendance at the meeting by a Director without protesting proper notice shall constitute waiver of such notice by such Director.

SECTION 5 -- QUORUM

      A majority of the whole authorized number of Directors is necessary to constitute a quorum for a meeting of the Directors, except that a majority of the Directors in office constitutes a quorum for filling a vacancy in the Board of Directors. The act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Board of Directors unless the act of a greater number is required by the Articles or these By-laws.

SECTION 6 -- COMMITTEES

      The Board of Directors from time to time may create an Executive Committee, a Finance Committee, and such other Committees as it may deem to be advisable and may delegate to any such Committee any of the powers of the Board of Directors, other than that of filling vacancies among the Directors or in any Committee of the Directors. Any such Committee shall be composed of not less



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than two members of the Board of Directors to serve until otherwise ordered by the Board of Directors and shall act only in the interval between meetings of the Board of Directors and shall be subject at all times to the control and direction of the Board of Directors. The Board of Directors may appoint one or two more Directors as alternate members of any such Committee, who may take the place of any absent member or members at any meeting of such Committee.

     Any such Committee may act by a majority of its members at a meeting or by a writing or writings signed by all its members. Any act or authorization of an act by any such Committee within the scope of the powers delegated to it shall be as effective for all purposes as the act or authorization of the Board of Directors.


                                   ARTICLE IV
                                    OFFICERS

SECTION 1 -- OFFICERS

     The Corporation shall have a President, a Chief Executive Officer, a Secretary or Assistant Secretary, and a Treasurer, who shall be elected by the Board of Directors. The Corporation also may have one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers as the Board of Directors may deem advisable, all of whom shall be elected for one year or until their successors are duly elected and qualified, unless otherwise specified by the Board of Directors; provided, however, that any officer shall be subject to removal, with or without cause, at any time by the vote of a majority of the Board of Directors. The election of an officer for a given term, or a general provision in the Articles of these By-laws with respect to term of office, shall not be deemed to create contract rights.

     Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the Articles or these By-laws to be executed, acknowledged, or verified by two or more officers.

     The officers of the Corporation shall have such powers, duties, and responsibilities as may be assigned to or vested in them by the Board of Directors. The powers, duties, and responsibilities of the officers will be exercised or performed at the direction of the Board of Directors.

SECTION 2 -- AUTHORITY TO SIGN

     Share Certificates shall be signed as described in ARTICLE V. Except as otherwise specifically provided by the Board of Directors



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or the Executive Committee of the Corporation, notes, contracts, or other instruments authorized by the Board of Directors or the Executive Committee may be executed and delivered on behalf of the Corporation by the President or the Chief Executive Officer of the Corporation. Each officer of the Corporation is authorized to execute checks under the amount of $1,000 for and on behalf of the Corporation, while checks in an amount in excess of $1,000 require the signatures of the President and the Chief Executive Officer.

SECTION 3 -- DUTIES OF OFFICERS MAY BE DELEGATED

     In case of the absence or disability of an officer of the Corporation, or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors may, for the time being, delegate the powers and duties of the absent or disabled officer to any other officer or to any Director of the Corporation.

SECTION 4 -- COMPENSATION, SALARIES, AND INDEMNITY

     The Board of Directors may fix the compensation of all officers. The Board also may allow compensation to members of any Committee. The Board may vote compensation to any Directors for attendance at meetings or for any special services.

     Each person who is, has been, or hereafter shall be a Director or officer of the Corporation, or who is serving, may have served, or shall serve at its request as a director or officer of another corporation, shall be indemnified by the Corporation to the fullest extent to which indemnification is permitted by Florida corporation law.

     The foregoing rights of indemnification shall inure to the benefit of the personal representatives of such persons, and shall be in addition to any other rights to which any such persons may be entitled to at law or agreement or otherwise.


                                   ARTICLE V
                               SHARE CERTIFICATES

SECTION 1 -- CERTIFICATES

     Each shareholder of the Corporation shall be entitled to a Certificate signed by the President and by the Secretary or an Assistant Secretary, evidencing the number and class of paid-up shares held by each such shareholder in the Corporation, but no Certificate for Shares shall be executed or delivered until such shares are fully paid.

     Such Certificates shall be in such form as shall be approved



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by the Board of Directors and shall contain such statements as are required by law.


SECTION 2 -- TRANSFER AND REGISTRATION

     The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles, or these By-laws, as it deems expedient concerning the execution, delivery, transfer, and registration of Share Certificates, and may appoint incorporated transfer agents and registrars thereof.


     Transfer books may be kept in any State of the United States or in any foreign country for the purpose of transferring shares issued by the Corporation; but if no transfer agent is appointed to act in this State, the Corporation shall keep an office in this State at which shares shall be transferable, and at which it shall keep books in which shall be recorded the names and addresses of all shareholders and all transfers of shares.



                                   ARTICLE VI

                                   AMENDMENTS


SECTION 1 -- AMENDMENTS

     The By-laws of the Corporation may be amended or added to by the affirmative vote of the shareholders of record entitled to exercise a majority of the voting power on such proposal or, without a meeting, by the unanimous written consent of the shareholders of record entitled to vote on such proposal. z

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                               [State of Florida]

                              Department of State



I certify the attached is a true and correct copy of the Articles of Incorporation of SOLSTICE, INC., a Florida corporation, filed on May 1, 1995, as shown by the records of this office.

The document number of this corporation is P95000035951.





                                          Given under my hand and the
                                       Great Seal of the State of Florida
                                      at Tallahassee, the Capitol, this the
                                             Eighth day of May, 1995


[SEAL]                                          Sandra B. Mortham


                                                Sandra B. Mortham
                                                Secretary of State